UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022

FLUENCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(Address of principal executive offices) (Zip Code)

(833) 358-3623
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On August 26, 2022, the Board of Directors (the “Board”) of Fluence Energy, Inc. (the “Company”) appointed Manavendra (Manu) Sial, 46, as Senior Vice President and Chief Financial Officer of the Company and as the Company’s principal financial officer, to replace Dennis Fehr, effective as of 12:00 a.m. on September 15, 2022 (the “Effective Time”). Following the Effective Time, Mr. Fehr is expected to remain with the Company in a non-executive capacity until October 15, 2022.

Over the last four years, Mr. Sial has served as Executive Vice President and Chief Financial Officer for SunPower Corporation (Nasdaq: SPWR), where he led SunPower’s treasury, project finance, investor relations, financial planning, and accounting organizations. Mr. Sial will remain available to ensure a smooth transition at SunPower through September 14, 2022. Prior to joining SunPower Corporation, Mr. Sial served as Executive Vice President and Chief Financial Officer of VECTRA, a portfolio company of certain funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO), from 2015 through 2018. Prior to that, Mr. Sial was with SunEdison Inc. in various global finance and operations leadership roles from 2011 to 2015, including serving as Senior Vice President, Finance in 2015 and Chief Operating Officer, Asia Pacific and South Africa from 2013 through 2014. Before joining SunEdison Inc., Mr. Sial spent 11 years with General Electric (GE) in a variety of roles. Mr. Sial earned his MBA from Duke University’s Fuqua School of Business and his Bachelor of Commerce from Delhi University in India. There are no family relationships between Mr. Sial and any of the Company’s directors or executive officers. There are no relationships or related transactions between Mr. Sial and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. Sial entered an offer letter (the “Offer Letter”), dated August 26, 2022, with the Company setting forth the terms of his employment. Pursuant to the terms of the Offer Letter, Mr. Sial’s initial annual base salary will be $500,000 and his target annual cash bonus opportunity will be 75% of his base salary, effective October 1, 2022, for fiscal year 2023. In addition, pursuant to the terms of the Offer Letter, the Company is providing Mr. Sial a one-time sign-on cash bonus of $500,000, to be paid December 31, 2022, provided that Mr. Sial remains employed by the Company on such payment date. If Mr. Sial voluntarily leaves the Company as an employee prior to September 15, 2025 or is terminated from the Company due to Cause (as defined in the Company’s Executive Severance Plan (the “Severance Plan”)), Mr. Sial will be required to pay this sign-on cash bonus back to the Company, with the payback value reduced pro-rata on a daily basis spread over such three year period beginning September 15, 2022 through September 15, 2025. Additionally, under the terms of the Offer Letter, the Company is providing Mr. Sial with a one-time sign-on long-term incentive award of restricted stock units valued at $1.2 million, which will vest and be payable in equal installments on the anniversary of the grant date over the course of the next three years, and with a one-time grant of restricted stock units valued at $1.4 million, which will vest and be payable in equal installments on the anniversary of the grant date over the course of the next three years, in each case subject to Mr. Sial’s continued service through the applicable vesting date, except as may be otherwise provided under the terms of the Severance Plan. In addition, if the Company involuntary terminates Mr. Sial’s employment prior to his one-year new hire anniversary date for any reason other than Cause (as defined in the Severance Plan), the Company will pay a one-time cash payment in an amount equal to $1.2 million, net of the value of any vested restricted stock unit awards as of the date of termination (the “Retention Payment”). The Retention Payment will be made within 30 days of termination. Upon the Effective Time, Mr. Sial will become a participant in the Severance Plan, will be eligible to participate in the Company’s broad-based health and welfare benefit plans and following receipt of his first paycheck, will be eligible to participate in the Company’s broad-based retirement plan. Mr. Sial will be subject to the Company’s Executive Stock Ownership Policy and required to hold two times his annual salary in stock within five years of the effective date of his appointment as Senior Vice President and Chief Financial Officer.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Sial is expected to enter into the Company’s standard indemnification agreement for directors and officers in the form filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A (File No. 333- 259839), filed with the Securities and Exchange Commission (“SEC”) on October 19, 2021.

Item 7.01. Regulation FD Disclosure.

On August 31, 2022, the Company issued a press release (the “Press Release”) regarding the Senior Vice President and Chief Financial Officer transition described above. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated August 26, 2022, between Fluence Energy, Inc. and Manavendra Sial.
99.1	Press Release of the Company, dated August 31, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: August 31, 2022	By:	/s/ Francis Fuselier
Francis Fuselier
Senior Vice President, General Counsel and Secretary